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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999, except as to Note 4, and Note 11, as to which the date is April XX, 1999 in the Registration Statement (Form S-1 No. 333-74755) and related Prospectus of NextCard, Inc. and subsidiary for the registration of 5,000,000 shares of its common stock.

San Francisco, California
April XX, 1999

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The foregoing consent is in the form that will be signed upon completion of the restatement of capital accounts as described in Note 11 to the consolidated financial statements.

                                       /s/ ERNST & YOUNG LLP

San Francisco, California
April 30, 1999